Employment Agreement

This Employment Agreement is entered Into as of November 23, 2009 between Delong Zhou ("Zhou") , and CHINA INTELLIGENT ELECTRONIC HOLDING COMPANY LIMITED ("The Company)" Zhou hereby agrees to serve as Chief Financial Officer of the Company for an initial period of one year.

The annual compensation, paid quarterly at the beginning of each quarter, commencing November 23, 2009 shall be US$50,000, and 20,000 shares of the CHINA INTELLIGENT ELECTRONIC HOLDING COMPANY LIMITED The first payment of $5,752.5 shall be due and payable upon signing of this agreement. The shares shall be provided on June 1, 2010.

Specific responsibilities shall include:

1. Review of the historical accounting records
2. Implementation of appropriate internal financial controls
3. Interacting with the Company's internal accounting staff
4. Liaison with the Company's auditors and securities attorney regarding filing and reporting requirements
5. preparation of consolidated financial statements including footnotes
6. Preparation of MD&A for inclusion in SEC filings
7. Preparation as may be required of forecasts and budgets
8. Signing off on financial statements and regulatory filings
9. Maintaining the books and records and the US hank account(s) for the parent company
10. Meeting with company management and visits to the Company's facilities as may be required
11. Participation at investor meetings and conferences as may be required
12. Taking phone call from the financial community and Investors
13. Other activities appropriate to the responsibilities of being the chief financial officer
14. The preparation and filing of any appropriate state and Federal withholding and tax filings.

Zhou and the Company agree that the performance, compensation and time commitment by Zhou shall be reviewed quarterly, and appropriate adjustments shall be made thereof, subject to parties written agreement.

Zhou shall he entitled to reimbursement for appropriate business expenses, as well as travel and related expenses.

All cash payments under this agreement shall be subject to additional 7.65% fee to cover employer portion of US FICA/payroll expenses.

Delong Zhou
By:

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CHINA INTELLIGENT ELECTRONIC HOLDING COMPANY LIMITED
By:

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_NOV, 23, 2009___________________
DATE